Exhibit 99.1

PORT ANGELES, Wash., January 29, 2026 (GLOBE NEWSWIRE)

First Northwest Bancorp Announces Fourth Quarter 2025 Results

First Northwest Bancorp (Nasdaq: FNWB) ("First Northwest" or the "Company"), the holding company for First Fed Bank ("First Fed" or the "Bank"), today reported net income of $382,000 for the fourth quarter of 2025, compared to net income of $802,000 for the third quarter of 2025 and a net loss of $2.8 million for the fourth quarter of 2024. Basic and diluted income per share were $0.04 for the fourth quarter of 2025, compared to basic and diluted income per share of $0.09 for the third quarter of 2025 and basic and diluted loss per share of $0.32 for the fourth quarter of 2024.

Management Outlook:

"As we enter 2026, we are building on momentum that began in 2025," said Curt Queyrouze, President and Chief Executive Officer of First Northwest and First Fed. "Our focus is clear: to position First Fed as a high-performing bank by leveraging data to operate more efficiently, strengthening our core deposit base and generating high-quality, relationship-based loan growth. I am encouraged by the progress our team has made and believe we are well prepared for the year ahead. The First Fed team remains committed to serving our communities and delivering exceptional service."

Other Announcements:

First Fed will permanently close its Bellevue branch, located at 1100 Bellevue Way Northeast in Bellevue, Washington, on April 30, 2026. This decision reflects the Bank’s commitment to adapt to ongoing shifts in customer behavior toward digital banking services. "Customer preferences continue to evolve, and we are seeing that, for this location, the use of online and mobile banking services continues to become more prevalent than in-person visits," said Curt Queyrouze. "Closing this branch allows us to focus on streamlined delivery channels that are convenient, secure and bring innovative banking solutions to our markets." This closure is expected to reduce future annual operating expenses by approximately $900,000. First Fed purchased the Bellevue branch from Sterling Bank and Trust, FSB in July 2021. Bellevue branch customers will continue to have access to their accounts through the Bank's online and mobile platforms, ATM network and branches. First Fed remains committed to serving its communities and looks forward to continuing to provide exceptional banking experiences through multiple channels.

The Board of Directors of First Northwest did not declare a dividend for the current quarter. This decision reflects the Company's disciplined approach to capital management and its commitment to maintaining a strong balance sheet. The Board will continue to evaluate future dividend decisions in alignment with Company’s long-term strategic objectives.

Fourth Quarter Insights:

•	Net interest margin increased to 3.00% for the current quarter compared to 2.91% in the third quarter of 2025, primarily as a result of a decrease in the rate paid on interest-bearing liabilities.
•	Cost of total deposits dropped to 2.12% for the current quarter from 2.20% in the preceding quarter as higher-rate certificates of deposit ("CDs") matured and rates paid on selected deposit products were lowered to align with the recent rate cuts implemented by the Federal Reserve.
•	First Fed risk-based capital ratios remained relatively stable at 13.6% for the current quarter compared to 13.7% in the third quarter of 2025, and 13.6% for the fourth quarter of 2024.
•	Brokered deposits decreased $17.9 million, or 17.1%, to $86.5 million at December 31, 2025 from $104.4 million at September 30, 2025, and decreased $96.4 million, or 52.7%, from $182.9 million at December 31, 2024.
•	Advances increased $48.5 million, or 21.6%, to $273.5 million at December 31, 2025 from $225.0 million at September 30, 2025, partially offsetting the $54.2 million decrease in deposit balances.
•	A provision for credit losses on loans of $466,000 was recorded in the fourth quarter of 2025, compared to a recapture of $620,000 for the preceding quarter and a provision for credit losses on loans of $3.8 million for the fourth quarter of 2024.

Other significant events:

•	The Bank has continued to vigorously defend the previously disclosed legal proceedings, filing its Answer and Affirmative Defenses in the Socotra REIT matter and commencing initial discovery in the 3|5|2 Capital matter.
•	The reimbursement from the Bank's insurance carrier discussed in the Company's previous Quarterly Report on Form 10-Q to partially offset costs associated with ongoing legal matters was received in the current quarter.

Selected Quarterly Financial Ratios:

	As of or For the Quarter Ended					As of or For the Year Ended December 31,
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	2025	2024
Performance ratios: (1)
Return on average assets	0.07%	0.15%	0.68%	-1.69%	-0.51%	-0.20%	-0.30%
Adjusted PPNR return on average assets (2)	0.09	0.06	0.39	0.27	0.26	0.20	0.18
Return on average equity	0.96	2.10	10.00	-23.42	-6.92	-2.74	-4.09
Net interest margin (3)	3.00	2.91	2.83	2.76	2.73	2.88	2.74
Efficiency ratio (4)	92.0	104.9	78.0	113.5	92.2	97.3	87.0
Equity to total assets	7.46	7.32	6.82	6.75	6.89	7.46	6.89
Book value per common share	$16.61	$16.33	$15.85	$15.52	$16.45	$16.61	$16.45
Tangible performance ratios: (1)
Tangible common equity to tangible assets (2)	7.40%	7.26%	6.76%	6.68%	6.83%	7.40%	6.83%
Return on average tangible common equity (2)	0.97	2.12	10.10	-23.65	-6.99	-2.76	-4.13
Tangible book value per common share (2)	$16.47	$16.18	$15.70	$15.36	$16.29	$16.47	$16.29
Capital ratios (First Fed): (5)
Tier 1 leverage	9.5%	9.3%	9.1%	9.0%	9.4%	9.5%	9.4%
Common equity Tier 1	12.5	12.7	12.0	12.1	12.4	12.5	12.4
Total risk-based	13.6	13.7	13.1	13.4	13.6	13.6	13.6

(1)	Performance ratios are annualized, where appropriate.
(2)	See reconciliation of Non-GAAP Financial Measures later in this release.
(3)	Net interest income divided by average interest-earning assets.
(4)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(5)	Current period capital ratios are preliminary and subject to finalization of the FDIC Call Report.

Adjusted Pre-tax, Pre-Provision Net Revenue (1)

Adjusted PPNR for the fourth quarter of 2025 increased $138,000 to $478,000, compared to $340,000 for the preceding quarter, and decreased $952,000 from $1.4 million in the fourth quarter one year ago.
	For the Quarter Ended					For the Year Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest income (GAAP)	$14,690	$14,569	$14,193	$13,847	$14,137	$57,299	$56,320
Total noninterest income (GAAP)	3,690	2,002	2,170	3,777	1,300	11,639	12,614
Total revenue (GAAP)	18,380	16,571	16,363	17,624	15,437	68,938	68,934
Total noninterest expense (GAAP)	16,902	17,390	12,765	20,000	14,233	67,057	59,993
PPNR (Non-GAAP) (1)	1,478	(819)	3,598	(2,376)	1,204	1,881	8,941
Less: selected nonrecurring adjustments to PPNR (Non-GAAP)	1,000	(1,159)	1,513	(3,845)	(226)	(2,473)	4,872
Adjusted PPNR (Non-GAAP) (1)	$478	$340	$2,085	$1,469	$1,430	$4,354	$4,069

(1)  See reconciliation of Non-GAAP Financial Measures later in this release for additional information and detail.

•	Total interest income decreased $773,000 to $26.1 million for the fourth quarter of 2025, compared to $26.9 million for the preceding quarter, and decreased $2.1 million compared to $28.2 million in the fourth quarter of 2024. Interest income decreased in the fourth quarter of 2025 primarily due to decreased average balances of interest-earning assets. Average real estate and commercial business loan balances decreased while average consumer loan balances increased over the preceding quarter. The yield on interest-earning assets decreased by 3 basis points to 5.34% compared to the preceding quarter, while the effective federal funds rate decreased 45 basis points to 3.64% during the same period.
•	Total interest expense decreased $894,000 to $11.5 million for the fourth quarter of 2025, compared to $12.3 million for the preceding quarter, and decreased $2.6 million compared to $14.1 million in the fourth quarter of 2024. Interest expense decreased in the fourth quarter of 2025 primarily due to a reduced volumes of brokered CDs and decreases in interest paid on customer CDs, brokered CDs, money market and demand deposits. The current quarter decreases were partially offset by increases in the average balances and interest paid on savings accounts. Reduced volumes and lower rates paid on borrowings contributed to lower interest expense during the current quarter.
•	Net interest margin increased to 3.00% for the fourth quarter of 2025, from 2.91% for the preceding quarter and 2.73% for the fourth quarter of 2024, marking six consecutive quarters of improvement for a total increase of 30 basis points over that period.
•	Noninterest income increased $1.7 million to $3.7 million for the fourth quarter of 2025, from $2.0 million for the preceding quarter. A $1.7 million reimbursement from the Bank's insurance carrier to offset expenses paid in previous quarters associated with ongoing legal matters was recorded in other income during the current quarter.
•	Noninterest expense decreased $488,000 to $16.9 million for the fourth quarter of 2025, compared to $17.4 million for the preceding quarter. Legal fees recorded in professional fees decreased $922,000 from the preceding quarter, which included higher fees related to the ongoing legal matters previously disclosed. The decrease in legal fees was partially offset by $681,000 of expenses related to the upcoming branch closure recorded in compensation and other expense.

Allowance for Credit Losses on Loans ("ACLL") and Credit Quality

The allowance for credit losses on loans ("ACLL") increased $784,000 to $17.0 million at December 31, 2025, from $16.2 million at September 30, 2025. The ACLL as a percentage of total loans was 1.04% at December 31, 2025, an increase from 1.00% at September 30, 2025, and a decrease from 1.21% one year earlier. A $466,000 provision expense for the quarter ended December 31, 2025, was the result of $318,000 in net recoveries, partially offset by a $636,000 increase in the overall pooled loan reserve, driven by increased loss factors applied to commercial real estate and commercial business loans, and increased reserves on individually analyzed loans totaling $151,000.

Nonperforming loans increased $9.2 million to $22.6 million at December 31, 2025, from $13.4 million at September 30, 2025. Current quarter activity included transition into nonaccrual status of a $6.3 million commercial real estate loan and four commercial business loans totaling $4.7 million. The recorded balances of the commercial business loans are fully supported by collateral and SBA guarantees. A $1.0 million charge-off on a commercial construction loan that was already on nonaccrual status partially offset the loans that transitioned into nonaccrual status during the quarter. ACLL to nonperforming loans decreased to 75% at December 31, 2025, from 121% at September 30, 2025, and increased from 67% at December 31, 2024. This ratio decreased primarily due to the higher balance of nonperforming loan balances compared to the preceding quarter.

Classified loans decreased $1.1 million to $22.8 million at December 31, 2025, from $23.9 million at September 30, 2025, primarily due to net recoveries on previously charged-off loans totaling $436,000 partially offset by downgrades of commercial business loans totaling $924,000 and other consumer loans totaling $429,000. Three collateral-dependent loans totaling $14.9 million account for 65% of the classified loan balance at December 31, 2025. The Bank has exercised legal remedies, including the appointment of a third-party receiver and foreclosure actions, to liquidate the underlying collateral to satisfy the real estate loans in the second largest of these collateral-dependent relationships.

	For the Quarter Ended
ACLL ($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Balance at beginning of period	$16,203	$18,345	$20,569	$20,449	$21,970
Charge-offs:
Commercial real estate	(329)	(656)	(15)	(5,571)	—
Construction and land	(1,027)	(483)	—	(374)	(411)
Auto and other consumer	(123)	(106)	(273)	(243)	(364)
Commercial business	(964)	(1,005)	(2,823)	(1,513)	(4,596)
Total charge-offs	(2,443)	(2,250)	(3,111)	(7,701)	(5,371)
Recoveries:
Commercial real estate	—	6	20	6	2
Construction and land	—	—	5	—	—
Auto and other consumer	34	47	74	43	52
Commercial business	2,727	675	1,084	2	36
Total recoveries	2,761	728	1,183	51	90
Net loan recoveries (charge-offs)	318	(1,522)	(1,928)	(7,650)	(5,281)
Provision for (recapture of) credit losses	466	(620)	(296)	7,770	3,760
Balance at end of period	$16,987	$16,203	$18,345	$20,569	$20,449

Average total loans	$1,622,476	$1,650,340	$1,658,723	$1,662,095	$1,708,232
Annualized net (recoveries) charge-offs to average outstanding loans	-0.08%	0.37%	0.47%	1.87%	1.23%

Asset Quality ($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Nonaccrual loans:
One-to-four family	$2,272	$2,345	$2,274	$1,404	$1,477
Commercial real estate	9,745	3,439	4,095	4	5,598
Construction and land	5,146	6,037	13,063	15,280	19,544
Home equity	53	9	10	54	55
Auto and other consumer	1,086	1,072	410	710	700
Commercial business	4,293	470	514	2,903	3,141
Total nonaccrual loans	22,595	13,372	20,366	20,355	30,515
Other real estate owned	1,380	1,377	1,297	—	—
Total nonperforming assets	$23,975	$14,749	$21,663	$20,355	$30,515

Nonaccrual loans as a % of total loans (1)	1.39%	0.82%	1.22%	1.23%	1.80%
Nonperforming assets as a % of total assets (2)	1.14	0.70	0.99	0.94	1.37
ACLL as a % of total loans	1.04	1.00	1.10	1.24	1.21
ACLL as a % of nonaccrual loans	75.18	121.17	90.08	101.05	67.01
Total past due loans to total loans	1.21	0.88	1.17	1.36	1.98

(1)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.
(2)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), real estate owned and repossessed assets.

Financial Condition and Capital

Investment securities decreased $12.3 million, or 4.4%, to $270.3 million at December 31, 2025, compared to $282.6 million three months earlier, and decreased $70.0 million compared to $340.3 million at December 31, 2024. Maturities totaling $8.8 million and regular principal payments totaling $5.9 million were partially offset by a $2.4 million reduction of net unrealized losses during the fourth quarter of 2025. The estimated average life of the securities portfolio was approximately 6.5 years at December 31, 2025, 6.9 years at the preceding quarter end and 6.9 years at the end of the fourth quarter of 2024. The effective duration of the portfolio was approximately 4.6 years at December 31, 2025, compared to 4.8 years at the preceding quarter end and 3.9 years at the end of the fourth quarter of 2024.

Investment Securities ($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	Three Month % Change	One Year % Change
Available for Sale at Fair Value
Municipal bonds	$80,252	$79,621	$77,876	0.8%	3.1%
U.S. government agency issued asset-backed securities (ABS agency)	11,943	12,169	12,876	-1.9	-7.2
Corporate issued asset-backed securities (ABS corporate)	7,961	9,881	16,122	-19.4	-50.6
Corporate issued debt securities (Corporate debt)	38,801	43,339	54,491	-10.5	-28.8
U.S. Small Business Administration securities (SBA)	6,293	6,977	8,666	-9.8	-27.4
Mortgage-backed securities:
U.S. government agency issued mortgage-backed securities (MBS agency)	91,656	94,203	98,697	-2.7	-7.1
Non-agency issued mortgage-backed securities (MBS non-agency)	33,404	36,418	71,616	-8.3	-53.4
Total securities available for sale	$270,310	$282,608	$340,344	-4.4	-20.6

Net loans, excluding loans held for sale, increased $4.2 million, or 0.3%, to $1.6 billion at December 31, 2025, from $1.6 billion at September 30, 2025, and decreased $63.2 million, or 3.8%, from $1.7 billion one year prior. Construction loans that converted into fully amortizing loans during the quarter totaled $9.0 million. New loan funding totaling $102.6 million and draws on existing loans totaling $19.5 million outpaced loan payoffs of $78.1 million, regular payments of $36.8 million and charge-offs totaling $2.4 million.

Loans ($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	Three Month % Change	One Year % Change
Real Estate:
One-to-four family	$376,731	$382,486	$395,315	-1.5%	-4.7%
Multi-family	288,529	296,321	332,596	-2.6	-13.2
Commercial real estate	402,683	396,519	390,379	1.6	3.2
Construction and land	61,268	67,793	78,110	-9.6	-21.6
Total real estate loans	1,129,211	1,143,119	1,196,400	-1.2	-5.6
Consumer:
Home equity	85,088	86,629	79,054	-1.8	7.6
Auto and other consumer	283,502	280,224	268,876	1.2	5.4
Total consumer loans	368,590	366,853	347,930	0.5	5.9
Commercial business	130,311	113,160	151,493	15.2	-14.0
Total loans receivable	1,628,112	1,623,132	1,695,823	0.3	-4.0
Less:
Derivative basis adjustment	(903)	(896)	188	-0.8	-580.3
Allowance for credit losses on loans	16,987	16,203	20,449	4.8	-16.9
Total loans receivable, net	$1,612,028	$1,607,825	$1,675,186	0.3	-3.8

Other changes to total assets during the quarter included a $2.2 million increase in the balance of FHLB stock required to be held. There was also a $1.7 million decrease in accrued interest receivable primarily due to interest payments received during the current quarter for maritime loans and investment securities.

Total deposits decreased $54.2 million to $1.6 billion at December 31, 2025, compared to $1.7 billion at September 30, 2025, and decreased $88.9 million compared to $1.7 billion one year prior. During the fourth quarter of 2025, total customer deposit balances decreased $36.4 million and brokered deposit balances decreased $17.9 million. The customer deposit mix shifted towards increased average savings account balances while average balances of all other customer accounts decreased. The rates paid on customer interest-bearing deposits decreased 10 basis points to 2.37% for the current quarter, compared to 2.47% for the third quarter of 2025. The deposit mix compared to December 31, 2024, reflects a shift in average balances of customer accounts to savings and money market accounts from demand deposit and CD accounts, with an overall $5.2 million increase to average customer balances. A $99.2 million decrease in the average balance of brokered CDs was the main driver for the year-over-year decrease in total deposits. Rates paid on interest-bearing deposit accounts decreased 53 basis points compared to the same quarter one year ago.

Deposits ($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	Three Month % Change	One Year % Change
Noninterest-bearing demand deposits	$245,760	$255,366	$256,416	-3.8%	-4.2%
Interest-bearing demand deposits	143,166	146,373	164,891	-2.2	-13.2
Money market accounts	451,143	475,614	413,822	-5.1	9.0
Savings accounts	239,258	232,831	205,055	2.8	16.7
Certificates of deposit, customer	433,264	438,780	464,928	-1.3	-6.8
Certificates of deposit, brokered	86,510	104,363	182,914	-17.1	-52.7
Total deposits	$1,599,101	$1,653,327	$1,688,026	-3.3	-5.3

Total shareholders’ equity increased to $157.3 million at December 31, 2025, compared to $154.5 million three months earlier, due to an increase in the after-tax fair market values of the available-for-sale investment securities portfolio of $1.9 million and net income of $382,000. No shares of common stock were repurchased under the Company's April 2024 Stock Repurchase Plan (the "Repurchase Plan") during the quarter ended December 31, 2025. There are 846,123 shares that remain available for repurchase under the Repurchase Plan.

Capital levels for both the Company and the Bank remain in excess of applicable regulatory requirements and the Bank was categorized as "well-capitalized" at December 31, 2025. Preliminary calculations of Common Equity Tier 1 and Total Risk-Based Capital Ratios at December 31, 2025, for the Bank were 12.5% and 13.6%, respectively.

2025 Awards/Recognition
Sound Publishing:
Forbes Best-in-State Banks	Best Bank in Clallam County
Bellingham Best of the Northwest - Best Bank Silver	Best Lender in Clallam County and West End

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 17 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. First Northwest has also strategically invested in partnerships focused on developing modern financial solutions and a boutique investment banking/accelerator firm. These investments underscore the Company’s commitment to innovation and growth in the financial services sector. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance and execution on certain strategies, perceived opportunities in the market, potential future credit experience, including our ability to collect, the outcome of litigation and statements regarding our mission and vision, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets, including potential recessionary and other unfavorable conditions and trends relating to housing markets, unemployment levels, interest rates and inflationary pressures, among other things; legislative, regulatory, and policy changes; legal proceedings, regulatory investigations and their resolutions; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"),which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2025 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Curt Queyrouze, President and Chief Executive Officer

Phyllis Nomura, Chief Financial Officer and EVP

IRGroup@ourfirstfed.com

360-457-0461

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data) (Unaudited)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$15,530	$15,688	$18,487	$18,911	$16,811
Interest-earning deposits in banks	69,587	63,482	69,376	51,412	55,637
Investment securities available for sale, at fair value (amortized cost at each period end of $295,849, $310,545, $336,206, $348,249 and $376,265)	270,310	282,608	303,515	315,433	340,344
Loans held for sale	1,063	2,154	1,557	2,940	472
Loans receivable (net of allowance for credit losses on loans at each period end of $16,987, $16,203, $18,345, $20,569, and $20,449)	1,612,028	1,607,825	1,647,217	1,637,573	1,675,186
Federal Home Loan Bank (FHLB) stock, at cost	13,105	10,856	14,906	13,106	14,435
Accrued interest receivable	6,498	8,160	8,305	8,319	8,159
Premises and equipment, net	8,464	8,788	8,999	9,870	10,129
Servicing rights on sold loans, at fair value	3,014	3,093	3,220	3,301	3,281
Bank-owned life insurance ("BOLI"), net	42,382	41,889	41,380	31,786	41,150
Equity and partnership investments	15,489	15,048	14,811	15,026	13,229
Goodwill and other intangible assets, net	1,062	1,080	1,081	1,082	1,082
Deferred tax asset, net	13,638	14,168	14,266	14,304	13,738
Right-of-use ("ROU") asset, net	15,596	15,494	15,772	16,687	17,001
Prepaid expenses and other assets	20,129	21,040	32,471	31,680	21,352
Total assets	$2,107,895	$2,111,373	$2,195,363	$2,171,430	$2,232,006

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$1,599,101	$1,653,327	$1,654,636	$1,666,068	$1,688,026
Borrowings	308,143	259,625	344,108	307,091	336,014
Accrued interest payable	1,223	1,145	1,514	2,163	3,295
Lease liability, net	16,439	16,071	16,257	17,266	17,535
Accrued expenses and other liabilities	24,301	24,321	27,790	29,767	31,770
Advances from borrowers for taxes and insurance	1,424	2,356	1,325	2,583	1,484
Total liabilities	1,950,631	1,956,845	2,045,630	2,024,938	2,078,124

Shareholders' Equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; issued and outstanding at each period end: 9,467,925; 9,462,150; 9,444,963; 9,440,618; and 9,353,348	95	94	94	94	93
Additional paid-in capital	93,803	93,646	93,595	93,450	93,357
Retained earnings	91,699	91,317	90,506	87,506	97,198
Accumulated other comprehensive loss, net of tax	(22,398)	(24,429)	(28,198)	(28,129)	(30,172)
Unearned employee stock ownership plan (ESOP) shares	(5,935)	(6,100)	(6,264)	(6,429)	(6,594)
Total shareholders' equity	157,264	154,528	149,733	146,492	153,882
Total liabilities and shareholders' equity	$2,107,895	$2,111,373	$2,195,363	$2,171,430	$2,232,006

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data) (Unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
INTEREST INCOME
Interest and fees on loans receivable	$22,431	$22,814	$22,814	$22,231	$23,716	$90,290	$93,752
Interest on investment securities	2,971	3,244	3,466	3,803	3,658	13,484	15,025
Interest on deposits in banks	473	570	520	482	550	2,045	2,348
FHLB dividends	262	282	331	307	273	1,182	1,215
Total interest income	26,137	26,910	27,131	26,823	28,197	107,001	112,340
INTEREST EXPENSE
Deposits	8,648	9,083	9,552	9,737	11,175	37,020	42,427
Borrowings	2,799	3,258	3,386	3,239	2,885	12,682	13,593
Total interest expense	11,447	12,341	12,938	12,976	14,060	49,702	56,020
Net interest income	14,690	14,569	14,193	13,847	14,137	57,299	56,320
PROVISION FOR CREDIT LOSSES
Provision for (recapture of) credit losses on loans	466	(620)	(296)	7,770	3,760	7,320	16,716
Provision for (recapture of) credit losses on unfunded commitments	97	(53)	(64)	15	(105)	(5)	(218)
Provision for (recapture of) credit losses	563	(673)	(360)	7,785	3,655	7,315	16,498
Net interest income after provision for (recapture of) credit losses	14,127	15,242	14,553	6,062	10,482	49,984	39,822
NONINTEREST INCOME
Loan and deposit service fees	1,044	1,114	1,095	1,106	1,054	4,359	4,291
Sold loan servicing fees and servicing rights mark-to-market	57	85	92	195	(115)	429	188
Net gain (loss) on sale of loans	96	(39)	44	11	52	112	312
Net gain on sale of investment securities	—	—	—	—	—	—	(2,117)
Net gain on sale of premises and equipment	—	—	—	—	—	—	7,919
Increase in BOLI cash surrender value	493	539	485	372	328	1,889	1,179
Income from BOLI death benefit, net	—	—	—	1,059	1,536	1,059	1,536
Other income (loss)	2,000	303	454	1,034	(1,555)	3,791	(694)
Total noninterest income	3,690	2,002	2,170	3,777	1,300	11,639	12,614
NONINTEREST EXPENSE
Compensation and benefits	8,042	8,353	4,698	7,715	7,367	28,808	32,665
Data processing	1,990	1,941	1,926	2,011	2,065	7,868	8,102
Occupancy and equipment	1,539	1,505	1,507	1,592	1,559	6,143	6,151
Supplies, postage, and telephone	332	344	346	298	296	1,320	1,266
Regulatory assessments and state taxes	688	558	501	479	460	2,226	1,978
Advertising	290	282	299	265	362	1,136	1,457
Professional fees	1,957	2,668	1,449	777	813	6,851	3,105
FDIC insurance premium	424	411	463	434	491	1,732	1,883
Other expense	1,640	1,328	1,576	6,429	820	10,973	3,386
Total noninterest expense	16,902	17,390	12,765	20,000	14,233	67,057	59,993
Income (loss) before provision (benefit) for income taxes	915	(146)	3,958	(10,161)	(2,451)	(5,434)	(7,557)
Provision (benefit) for income taxes	533	(948)	297	(1,125)	359	(1,243)	(944)
Net income (loss)	$382	$802	$3,661	$(9,036)	$(2,810)	$(4,191)	$(6,613)

Basic and diluted earnings (loss) per common share	$0.04	$0.09	$0.42	$(1.03)	$(0.32)	$(0.48)	$(0.75)

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Selected Loan Detail	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Construction and land loans breakout
1-4 Family construction	$21,954	$29,961	$39,040	$42,371	$39,319
Multifamily construction	10,109	15,660	14,728	9,223	15,407
Nonresidential construction	23,005	16,484	12,832	7,229	16,857
Land and development	6,200	5,688	5,938	6,054	6,527
Total construction and land loans	$61,268	$67,793	$72,538	$64,877	$78,110

Auto and other consumer loans breakout
Triad Manufactured Home loans	$132,287	$133,425	$135,537	$134,740	$128,231
Woodside auto loans	137,678	131,800	127,828	118,972	117,968
First Help auto loans	8,491	9,561	11,221	13,012	14,283
Other auto loans	586	767	1,016	1,313	1,647
Other consumer loans	4,460	4,671	5,275	5,841	6,747
Total auto and other consumer loans	$283,502	$280,224	$280,877	$273,878	$268,876

Commercial business loans breakout
Northpointe Bank MPP	$18,941	$-	$-	$-	$36,230
Secured lines of credit	39,783	43,081	41,043	39,986	35,701
Unsecured lines of credit	2,901	2,580	2,551	2,030	1,717
SBA loans	5,645	6,347	6,618	6,889	7,044
Other commercial business loans	63,041	61,152	67,631	70,878	70,801
Total commercial business loans	$130,311	$113,160	$117,843	$119,783	$151,493

Loans by Collateral and Unfunded Commitments	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

One-to-four family construction	$23,815	$31,627	$40,509	$38,221	$44,468
All other construction and land	37,334	36,161	36,129	30,947	34,290
One-to-four family first mortgage	431,222	415,670	420,847	428,081	466,046
One-to-four family junior liens	21,003	20,568	20,116	15,155	15,090
One-to-four family revolving open-end	56,365	58,486	57,502	51,832	51,481
Commercial real estate, owner occupied:
Health care	28,488	28,794	29,091	29,386	29,129
Office	19,216	18,499	19,116	19,363	17,756
Warehouse	7,608	7,684	7,432	9,272	14,948
Other	71,313	73,562	74,364	74,915	78,170
Commercial real estate, non-owner occupied:
Office	40,311	40,917	42,198	41,885	49,417
Retail	50,494	50,839	51,708	50,737	49,591
Hospitality	63,113	63,953	64,308	62,226	61,919
Other	112,307	106,991	93,505	93,549	81,640
Multi-family residential	289,581	297,379	330,784	339,217	333,419
Commercial business loans	66,264	68,062	73,403	75,628	77,381
Commercial agriculture and fishing loans	25,842	23,346	22,443	22,914	21,833
State and political subdivision obligations	333	369	369	369	369
Consumer automobile loans	146,708	142,064	139,992	133,209	133,789
Consumer loans secured by other assets	134,826	136,073	138,378	137,619	131,429
Consumer loans unsecured	1,969	2,088	2,508	3,051	3,658
Total loans	$1,628,112	$1,623,132	$1,664,702	$1,657,576	$1,695,823

Unfunded commitments under lines of credit or existing loans	$167,489	$158,118	$166,589	$175,100	$163,827

FIRST NORTHWEST BANCORP AND SUBSIDIARY

NET INTEREST MARGIN ANALYSIS

(Dollars in thousands) (Unaudited)

	Three Months Ended December 31,
	2025			2024
	Average	Interest		Average	Interest
	Balance	Earned/	Yield/	Balance	Earned/	Yield/
	Outstanding	Paid	Rate	Outstanding	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable, net (1) (2)	$1,606,056	$22,431	5.54%	$1,688,239	$23,716	5.59%
Total investment securities	276,724	2,971	4.26	313,759	3,658	4.64
FHLB dividends	11,117	262	9.35	11,762	273	9.23
Interest-earning deposits in banks	46,878	473	4.00	45,358	550	4.82
Total interest-earning assets (3)	1,940,775	26,137	5.34	2,059,118	28,197	5.45
Noninterest-earning assets	142,993			146,384
Total average assets	$2,083,768			$2,205,502
Interest-bearing liabilities:
Interest-bearing demand deposits	$141,128	$63	0.18	$162,954	$210	0.51
Money market accounts	459,821	2,625	2.26	442,481	2,773	2.49
Savings accounts	237,396	884	1.48	206,605	721	1.39
Certificates of deposit, customer	440,018	4,079	3.68	461,136	4,925	4.25
Certificates of deposit, brokered	92,771	997	4.26	192,018	2,546	5.27
Total interest-bearing deposits (4)	1,371,134	8,648	2.50	1,465,194	11,175	3.03
Advances	230,033	2,454	4.23	236,576	2,491	4.19
Subordinated debt	34,634	345	3.95	39,504	394	3.97
Total interest-bearing liabilities	1,635,801	11,447	2.78	1,741,274	14,060	3.21
Noninterest-bearing deposits (4)	247,496			256,715
Other noninterest-bearing liabilities	42,883			45,953
Total average liabilities	1,926,180			2,043,942
Average equity	157,588			161,560
Total average liabilities and equity	$2,083,768			$2,205,502

Net interest income		$14,690			$14,137
Net interest rate spread			2.56			2.24
Net earning assets	$304,974			$317,844
Net interest margin (5)			3.00			2.73
Average interest-earning assets to average interest-bearing liabilities	118.6%			118.3%

(1) The average loans receivable, net balances include nonaccrual loans.

(2) Interest earned on loans receivable includes net deferred (costs) fees of ($409,000) and $103,000 for the three months ended December 31, 2025 and 2024, respectively.

(3) Includes interest-earning deposits (cash) at other financial institutions.

(4) Cost of all deposits, including noninterest-bearing demand deposits, was 2.12% and 2.58% for the three months ended December 31, 2025 and 2024, respectively.

(5) Net interest income divided by average interest-earning assets.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Non-GAAP Financial Measures

This press release contains financial measures that are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"). Non-GAAP measures are presented where management believes the information will help investors understand the Company’s results of operations or financial position and assess trends. Where non-GAAP financial measures are used, the comparable GAAP financial measure is also provided. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Reconciliations of the GAAP and non-GAAP measures are presented below.

Calculations Based on PPNR and Adjusted PPNR:

	For the Quarter Ended					For the Year Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net income (loss) (GAAP)	$382	$802	$3,661	$(9,036)	$(2,810)	$(4,191)	$(6,613)
Plus: provision for (recapture of) credit losses (GAAP)	563	(673)	(360)	7,785	3,655	7,315	16,498
Provision (benefit) for income taxes (GAAP)	533	(948)	297	(1,125)	359	(1,243)	(944)
PPNR (Non-GAAP) (1)	1,478	(819)	3,598	(2,376)	1,204	1,881	8,941
Less selected nonrecurring adjustments to PPNR (Non-GAAP):
Insurance reimbursement included in other income	1,681	—	—	—	—	1,681	—
Branch closure costs included in compensation and other expense	(681)	—	—	—	—	(663)	—
Executive transition costs included in compensation and professional fees	—	(1,159)	—	—	—	(1,159)	—
Employee retention credit ("ERC") included in compensation	—	—	2,640	—	—	2,640	—
ERC consulting expense included in professional fees	—	—	(528)	—	—	(528)	—
Costs associated with early termination of Bellevue Business Center lease included in other expense	—	—	(599)	—	—	(599)	—
Bank-owned life insurance ("BOLI") death benefit	—	—	—	1,059	1,536	1,059	1,536
Gain on extinguishment of subordinated debt included in other income	—	—	—	846	—	846	—
Legal reserve included in other expense	—	—	—	(5,750)	—	(5,750)	—
Equity investment repricing adjustment included in other income	—	—	—	—	(1,762)	—	(1,111)
One-time compensation payouts related to reduction in force	—	—	—	—	—	—	(996)
Net gain on sale of premises and equipment related to sale-leaseback	—	—	—	—	—	—	7,919
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	—	—	—	—	(359)
Net gain on sale of investment securities	—	—	—	—	—	—	(2,117)
Adjusted PPNR (Non-GAAP) (1)	$478	$340	$2,085	$1,469	$1,430	$4,354	$4,069

Average total assets (GAAP)	$2,083,768	$2,135,409	$2,164,579	$2,174,748	$2,205,502	$2,139,358	$2,200,138
GAAP Ratio:
Return on average assets (GAAP)	0.07%	0.15%	0.68%	-1.69%	-0.51%	-0.20%	-0.30%
Non-GAAP Ratios:
PPNR return on average assets (Non-GAAP) (1)	0.28%	-0.15%	0.67%	-0.44%	0.22%	0.09%	0.41%
Adjusted PPNR return on average assets (Non-GAAP) (1)	0.09%	0.06%	0.39%	0.27%	0.26%	0.20%	0.18%

(1)  PPNR removes the provisions for credit loss and income tax from net income. This removes potentially volatile estimates, providing a comparative amount limited to income and expense recorded during the period. Adjusted PPNR further removes large nonrecurring transactions recorded during the period. We believe these metrics provide comparative amounts for a better review of recurring net revenue.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Calculations Based on Tangible Common Equity:

	For the Quarter Ended					For the Year Ended
(Dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Total shareholders' equity	$157,264	$154,528	$149,733	$146,492	$153,882	$157,264	$153,882
Less: Goodwill and other intangible assets	1,062	1,080	1,081	1,082	1,082	1,062	1,082
Disallowed non-mortgage loan servicing rights	302	317	372	415	423	302	423
Total tangible common equity	$155,900	$153,131	$148,280	$144,995	$152,377	$155,900	$152,377

Total assets	$2,107,895	$2,111,373	$2,195,363	$2,171,430	$2,232,006	$2,107,895	$2,232,006
Less: Goodwill and other intangible assets	1,062	1,080	1,081	1,082	1,082	1,062	1,082
Disallowed non-mortgage loan servicing rights	302	317	372	415	423	302	423
Total tangible assets	$2,106,531	$2,109,976	$2,193,910	$2,169,933	$2,230,501	$2,106,531	$2,230,501

Average shareholders' equity	$157,588	$151,376	$146,857	$156,470	$161,560	$153,063	$161,742
Less: Average goodwill and other intangible assets	1,080	1,081	1,081	1,082	1,083	1,081	1,084
Average disallowed non-mortgage loan servicing rights	317	371	415	423	489	381	494
Total average tangible common equity	$156,191	$149,924	$145,361	$154,965	$159,988	$151,601	$160,164

Net income (loss)	$382	$802	$3,661	$(9,036)	$(2,810)	$(4,191)	$(6,613)
Common shares outstanding	9,467,925	9,462,150	9,444,963	9,440,618	9,353,348	9,467,925	9,353,348
GAAP Ratios:
Equity to total assets	7.46%	7.32%	6.82%	6.75%	6.89%	7.46%	6.89%
Return on average equity	0.96%	2.10%	10.00%	-23.42%	-6.92%	-2.74%	-4.09%
Book value per common share	$16.61	$16.33	$15.85	$15.52	$16.45	$16.61	$16.45
Non-GAAP Ratios:
Tangible common equity to tangible assets (1)	7.40%	7.26%	6.76%	6.68%	6.83%	7.40%	6.83%
Return on average tangible common equity (1)	0.97%	2.12%	10.10%	-23.65%	-6.99%	-2.76%	-4.13%
Tangible book value per common share (1)	$16.47	$16.18	$15.70	$15.36	$16.29	$16.47	$16.29
(1)

We believe that the use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.